UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 19, 2012

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31161 Hwy. 90 Nucla, Colorado		81424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2012, American Strategic Minerals Corporation (the “Company”) entered into an agreement with California Gold Corp. (“California Gold”), pursuant to which the Company agreed to provide California Gold with a geological review (the “Report”) on or prior to March 30, 2012, of the Company’s Bull Canyon and Martin Mesa properties pursuant to which California Gold may determine and identify the approximate locations and scope of geologic formations that could contain potential gold deposits on these properties.

In consideration for delivery of the Report, California Gold agreed to pay the Company $125,000, which payment may, at the election of California Gold, be paid in cash or in unregistered shares of California Gold common stock, par value $0.001 per share (the “California Gold Common Stock”), issued by California Gold.  In the event that California Gold elects to deliver the California Gold Common Stock, it shall deliver such number of shares of California Gold Common Stock that shall be equal to the number which results from dividing $125,000 by the lesser of: (i) the closing price of a share of the California Gold Common Stock as quoted on the Over the Counter Bulletin Board on March 19, 2012 or (ii) the purchase price per share of California Gold Common Stock paid by investors in California Gold sold in California Gold’s next financing, if any, on or before March 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Agreement with California Gold Corp., dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 22, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/ George Glasier
Name: George Glasier
Title: President and Chief Executive Officer